Job offer – Brandon Jennewine

CannaSys, Inc.

Background:

CannaSys, Inc is a Colorado-based corporation who develops and acquires technologies in the cannabis industry.

Position:

Position is for Chief Executive Officer.  Employee will report to the Board of Directors.

Salary:

Salary will be set to a base salary of $65,000/year, with cash bonuses up to $150,000/year

Vacation:  3 weeks (120 hours) paid vacation

Job Description:

Responsible for implementing company's financial infrastructure and all accounting and financial oversight and responsibility.  Duties also include but not limited to the following:

•	Plan, develop, organize, implement, direct and evaluate the organization's fiscal function and performance.

•	Participate in the development of the corporation's plans and programs as a strategic partner.

•	Evaluate and advise on the impact of long range planning, introduction of new programs/strategies and regulatory action.

•
Develop credibility for the finance group by providing timely and accurate analysis of budgets, financial reports and financial trends in order to assist the Board and senior executives in performing their responsibilities.

•	Enhance and/or develop, implement and enforce policies and procedures of the organization by way of systems that will improve the overall operation and effectiveness of the corporation.

•	Establish credibility throughout the organization and with the Board as an effective developer of solutions to business challenges.

•	Provide technical financial advice and knowledge to others within the financial discipline.

•	Continual improvement of the budgeting process through education of department managers on financial issues impacting their budgets.

•
Provide strategic financial input and leadership on decision making issues affecting the organization; i.e., evaluation of potential alliances acquisitions and/or mergers and pension funds and investments.

•	Optimize the handling of bank and deposit relationships and initiate appropriate strategies to enhance cash position.

•	Develop a reliable cash flow projection process and reporting mechanism, which includes minimum cash threshold to meet operating needs.

•	Be an advisor from the financial perspective on any contracts into which the Corporation may enter.

•
Evaluation of the finance division structure and team plan for continual improvement of the efficiency and effectiveness of the group as well as providing individuals with professional and personal growth with emphasis on opportunities (where possible) of individuals.

Accepted and Agreed on

/s/ Brandon Jennewine                                                                                         /s/ Daniel Rogers
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Brandon Jennewine                                                                                                CannaSys, Inc